EXHIBIT 10.1

                   AMENDMENT NO. 3 TO BUSINESS LOAN AGREEMENT


     This Amendment No. 3 (the "Amendment") dated as of November 1, 2001, is between Bank of America, N.A. (the "Bank") and National R.V. Holdings, Inc., a Delaware corporation (the "Borrower").

                                    RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of July 31, 2001, as previously amended (the "Agreement").

     B.  The Bank and the Borrower desire to further amend the Agreement.

                                    AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.  Amendments.  The Agreement is hereby amended as follows:
                  ----------

         2.1 Section 1.1(a) of the Agreement is amended in its entirety to read as follows:

              "(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Nine Million Nine Hundred Seventy Seven Thousand Three Hundred and Fifty Six Dollars ($9,977,356)."

         2.2 Section 1.3(a) of the Agreement is amended in its entirety to read as follows:

              "(a) The interest rate is a rate per year equal to the Bank's Prime Rate plus 2.0 percentage points."

         2.3  Section 1.5 of the Agreement is hereby deleted.

         2.4 Article 2 of the Agreement, including Section 2.1 and 2.2 of the Agreement, is hereby deleted.

         2.5 Section 5.9 of the Agreement is amended in its entirety to read as follows:

              "Default Rate. Upon the occurrence of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at the Bank's Prime rate plus 4.0 percentage points. This will not constitute a waiver of any default."

         2.6 Section 8.2(b) of the Agreement is amended in its entirety to read as follows:

              "(b) Within 20 days of the period's end (including the last month of each fiscal quarter), the Borrower's monthly financial statements. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated and consolidating basis."

         2.7 New Section 8.2(i) is added to the Agreement which reads as follows:

              "(i) No later than 30 days prior to the period's beginning, Borrower's quarterly financial projections, including information and computations and calculations for all covenant calculations, including without limitation, the covenant calculations set forth in Section 8.3, Section 8.4,
Section 8.5 and Section 8.6, all in sufficient detail satisfactory to the Bank."

         2.8 New Section 8.2(j) is added to the Agreement which reads as follows:

              "(j) On the first day of each and every week, Borrower's weekly projected cash flow statements for the current week and for the subsequent five(5) weeks (for a total of six (6) weeks of projected cash flows), showing all projected sources of cash and uses of cash for each and every week, all in sufficient detail satisfactory to the Bank. All projected cash flow statements shall be updated on a weekly basis."

     3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) except for the breach of Section 8.5 of the Agreement relative to the cumulative period from April 1, 2001 through December 31, 2001 which may occur, there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

         4.1 The sum of Twenty Thousand Dollars ($20,000) from Borrower pursuant to Section 3.1(c) of the Agreement

     5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


     This Amendment is executed as of the date stated at the beginning of this Amendment.

                                                  Bank of America, N.A.

                                                  By     /s/ Cynthia Goodfellow
                                                    ----------------------------

                                                  Title  Vice President
                                                       -------------------------


                                                  National R.V. Holdings, Inc.,
                                                  a Delaware corporation

                                                  By     /s/ Mark D. Andersen
                                                    ----------------------------

                                                  Title  Chief Financial Officer
                                                       -------------------------